                                  EXHIBIT 10.63

                        GUARANTY OF RECOURSE OBLIGATIONS

     This GUARANTY OF RECOURSE OBLIGATIONS (this "GUARANTY") is executed as of July __, 2002 by Horizon Group Properties, Inc., a Maryland corporation, and Horizon Group Properties, L.P., a Delaware limited partnership, each having an address at c/o Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601 (each, a "GUARANTOR" and collectively, "GUARANTORS"), for the benefit of UBS WARBURG REAL ESTATE INVESTMENTS INC., a Delaware corporation, having an address at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019 ("LENDER").

                              W I T N E S S E T H:

     A. Pursuant to (i) that certain Promissory Note, dated of even date herewith, executed by Laughlin Outlet Center LLC, a Delaware limited liability company ("HORIZON LAUGHLIN") and payable to the order of Lender in the original principal amount of up to Eleven Million and No/100 Dollars ($11,000,000.00) (together with all renewals, modifications, increases and extensions thereof, the "LAUGHLIN NOTE"), (ii) that certain Promissory Note, dated of even date herewith, executed by Medford Outlet Center LLC, a Delaware limited liability company ("HORIZON MEDFORD") and payable to the order of Lender in the original principal amount of up to Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00) (together with all renewals, modifications, increases and extensions thereof, the "MEDFORD NOTE"), and (iii) that certain Promissory Note, dated of even date herewith, executed by Warrenton Outlet Center LLC, a Delaware limited liability company ("HORIZON WARRENTON"; and Horizon Warrenton, together with Horizon Laughlin and Horizon Medford, each, a "BORROWER" and collectively, "BORROWERS") and payable to the order of Lender in the original principal amount of up to and Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) (together with all renewals, modifications, increases and extensions thereof, the "WARRENTON NOTE"; and the Warrenton Note, together with the Laughlin Note and the Medford Note, each a "NOTE" and collectively, the "NOTES"), Borrowers have become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the "LOAN") which is made pursuant to that certain Loan Agreement, dated of even date herewith, by and among Borrowers and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the "LOAN AGREEMENT"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

     B. Lender is not willing to make the Loan, or otherwise extend credit, to Borrowers unless Guarantors unconditionally guarantee the payment and performance to Lender of the Guaranteed Obligations (as herein defined).

     C. Guarantors are each the owners of a direct or indirect interest in each Borrower, and Guarantors will directly benefit from Lender's making the Loan to Borrowers.

     NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrowers and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE 1
                          NATURE AND SCOPE OF GUARANTY

     Section 1.1 GUARANTY OF OBLIGATION. Each Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

     Section 1.2 GUARANTEED OBLIGATIONS. (a) Each Guarantor hereby assumes liability as a primary obligor for, hereby unconditionally guarantees payment to Lender of, hereby agrees to pay, protect, defend and save Lender harmless from and against, and hereby indemnifies Lender from and against, any and all liabilities, obligations, losses, damages (including those resulting from the diminution in value of any or all of the Individual Properties), costs and expenses (including, without limitation, attorneys' fees and costs), causes of action, suits, claims, demands and judgments, of any nature or description whatsoever, which may at any time be imposed upon, incurred by or awarded against Lender as a result of any event set forth in the following clauses (i) through (xiii):

                   (i) fraud or material misrepresentation of a material fact by or on behalf of Borrowers (or any of them) or either or both Guarantors or any of their respective agents or representatives in connection with the Loan, including by reason of any claim under RICO;

                   (ii) the gross negligence or willful misconduct by or on behalf of Borrowers (or any of them) or either or both Guarantors or any of their respective agents or representatives in connection with the Loan;

                   (iii) the breach by any Borrower of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Lender with respect thereto in either document;

                   (iv) wrongful removal or willful destruction of any portion of the Properties after an Event of Default;

                   (v) any intentional, physical waste of any Individual Property resulting from the action or inaction of Borrowers (or any of them) or Manager which adversely affects the value of such Individual Property;

                   (vi) any Legal Requirement (including RICO) resulting in the forfeiture by Borrowers (or any of them) of any Individual Property, or any material portion thereof, because of the conduct or purported conduct of criminal activity by Borrowers (or any of them) or either or both Guarantors or any of their respective agents or representatives in connection therewith;

                   (vii) any material misrepresentation, miscertification or breach of warranty by any Borrower with respect to any representation, warranty or certification contained in this Agreement or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to any of the collateral for the Loan;

                   (viii) the misapplication or conversion by or on behalf of Borrowers (or any of them) of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to any Individual Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of any Individual Property, or (C) any Gross Revenues (including Rents, security deposits, advance deposits or any other deposits and Lease Termination Payments);

                   (ix) failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Individual Property, to the extent such Liens are not bonded over or discharged in accordance with Section 3.6 of the Mortgages;

                   (x) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender in accordance with the provisions of the Loan Documents;

                   (xi) the failure to pay Taxes with respect to any Individual Property if such Individual Property generates sufficient Gross Revenue to pay such Taxes;

                   (xii) failure to obtain and maintain the fully paid for Policies in accordance with Section 5.1.1 of the Loan Agreement;

                   (xiii) the failure of any or all of the Borrowers to permit on-site inspections of any or all of the Properties as required by Section
     4.1.5 of the Loan Agreement or to provide financial information as required by Section 4.1.7 of the Loan Agreement; and/or

                   (xiv)   Borrowers' indemnification of Lender set forth in
     Section 9.2 of the Loan Agreement.

     (b) In addition to, and without limiting the generality of, the foregoing clause (a), and notwithstanding anything to the contrary set forth in this Guaranty or in any of the other Loan Documents, each Guarantor hereby acknowledges and agrees that the Obligations shall be fully recourse to each Guarantor in the event that:

                   (i) any or all of the Borrowers fail to maintain its/their status as a single purpose entity or fail to appoint a new property manager upon the request of Lender after the occurrence of any of the events set forth in Section 7.3 of the Loan Agreement, each as required by, and in accordance with, the terms and provisions of the Loan Agreement and the Mortgages;

                   (ii) any or all of the Borrowers fail to obtain Lender's prior consent to any subordinate financing or other voluntary Lien encumbering any Individual Property;

                   (iii) any or all of the Borrowers fail to obtain Lender's prior consent to any Transfer of any Individual Property or any interest therein or any Transfer of any direct or indirect interest in Borrowers (or any of them), in any such case, as required by the Mortgages or the Loan Agreement, other than a Permitted Transfer;

                   (iv) Borrowers (or any of them) file a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

                   (v) an Affiliate, officer, director or representative which controls, directly or indirectly, any Borrower files, or joins in the filing of, an involuntary petition against Borrowers (or any of them) under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrowers (or any of them) from any Person;

                   (vi) Borrowers (or any of them) file an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicit or cause to be solicited petitioning creditors for any involuntary petition from any Person;

                   (vii) any Affiliate, officer, director or representative which controls any Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee, or examiner for Borrowers (or any of them) or any portion of any Individual Property;

                   (viii) Borrowers (or any of them) make an assignment for the benefit of creditors or admit, in writing or in any legal proceeding, its/their insolvency or inability to pay its/their debts as they become due, or

                   (ix) if either or both Guarantors (or any Person comprising either or both Guarantors), Borrowers (or any of them) or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with this Guaranty, the Notes, the Mortgages or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the

     Loan, which the court in any such action or proceeding determines is without merit (in the case of a defense) or is unwarranted (in the case of a request for judicial intervention or injunctive or other equitable relief); provided, however, that Borrowers shall be entitled to assert a good faith defense of payment or performance of the obligations in question without incurring recourse hereunder

     (c) The obligations of Guarantors set forth in CLAUSES (a) and (b) of this
SECTION 1.2, as and to the extent set forth in said CLAUSES (a) and (b) of this
SECTION 1.2, are hereinafter collectively referred to as the "GUARANTEED OBLIGATIONS".

     (d) Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

     Section 1.3 NATURE OF GUARANTY. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by either or both Guarantors and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by either or both Guarantors and after (if either or both Guarantors is a natural person) either or both Guarantors' death (in which event this Guaranty shall be binding upon such Guarantor's estate and such Guarantor's legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantors to Lender with respect to the outstanding Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of any or all of the Notes and shall not be discharged by the assignment or negotiation of all or part of any or all of the Notes.

     Section 1.4 GUARANTEED OBLIGATIONS NOT REDUCED BY OFFSET. The Guaranteed Obligations and the liabilities and obligations of Guarantors to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of any or all of the Borrowers or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

     Section 1.5 PAYMENT BY GUARANTOR. If all or any part of the Guaranteed Obligations shall not be punctually paid within five (5) days from when due, whether at demand, maturity, acceleration or otherwise, Guarantors shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by each Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

     Section 1.6 NO DUTY TO PURSUE OTHERS. It shall not be necessary for Lender (and each Guarantor hereby waives any rights which such Guarantor may have to require Lender), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against any or all of the Borrowers or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Lender's rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender's rights against any other guarantors of the Guaranteed Obligations, (iv) join any or all of the Borrowers or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

     Section 1.7 WAIVERS. Each Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to Borrowers, (ii) acceptance of this Guaranty, (iii) any amendment or extension of any or all of the Notes, the Mortgages, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by any or all of the Borrowers and Lender of any other loan or credit agreement or of any or all of the Borrowers' execution and delivery of any promissory note or other document arising under the Loan Documents or in connection with any Individual Property, (v) the occurrence of (A) any breach by any or all of the Borrowers of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Lender's transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by any or all of the Borrowers, or (ix) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

     Section 1.8 PAYMENT OF EXPENSES. In the event that either or both Guarantors shall breach in any material respect or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder, together with interest thereon at the Default Rate from the date requested by Lender until the date of payment to Lender. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

     Section 1.9 EFFECT OF BANKRUPTCY. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to either or both Guarantors by Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrowers and Guarantors that Guarantors' obligations hereunder shall not be discharged except by

Guarantors' performance of such obligations and then only to the extent of such performance.

     Section 1.10 WAIVER OF SUBROGATION, REIMBURSEMENT AND CONTRIBUTION. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating either or both Guarantors to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any or all of the Borrowers or any other party liable for the payment of any or all of the Guaranteed Obligations for any payment made by either or both Guarantors under or in connection with this Guaranty or otherwise.

                                    ARTICLE 2
                      EVENTS AND CIRCUMSTANCES NOT REDUCING
                     OR DISCHARGING GUARANTOR'S OBLIGATIONS

     Guarantors hereby consent and agree to each of the following and agree that Guarantors' obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which either or both Guarantors might otherwise have as a result of or in connection with any of the following:

     Section 2.1 MODIFICATIONS. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Notes, the Mortgages, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between any or all of the Borrowers and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify either or both Guarantors of any such action.

     Section 2.2 ADJUSTMENT. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to any or all of the Borrowers or either or both Guarantors.

     Section 2.3 CONDITION OF BORROWERS OR GUARANTORS. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Borrower, either or both Guarantors or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Borrower or either or both Guarantors or any sale, lease or transfer of any or all of the assets of any Borrower or either or both Guarantors or any changes in the direct or indirect shareholders, partners or members, as applicable, of any Borrower or either or both Guarantors; or any reorganization of any Borrower or either or both Guarantors.

     Section 2.4 INVALIDITY OF GUARANTEED OBLIGATIONS. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Notes, the Mortgages, the Loan

Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) any Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from any Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) any Note, any Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether any Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

     Section 2.5 RELEASE OF OBLIGORS. Any full or partial release of the liability of any Borrower for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantors that Guarantors may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and neither Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations or that Lender will look to other Persons (including any Borrower) to pay or perform the Guaranteed Obligations.

     Section 2.6 OTHER COLLATERAL. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

     Section 2.7 RELEASE OF COLLATERAL. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

     Section 2.8 CARE AND DILIGENCE. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

     Section 2.9 UNENFORCEABILITY. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantors that Guarantors are not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

     Section 2.10 OFFSET. The Notes, the Guaranteed Obligations and the liabilities and obligations of Guarantors to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of any Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

     Section 2.11 MERGER. The reorganization, merger or consolidation of any Borrower or either or both Guarantors into or with any other Person.

     Section 2.12 PREFERENCE. Any payment by any Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to any Borrower or to any other Person.

     Section 2.13 OTHER ACTIONS TAKEN OR OMITTED. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices either or both Guarantors or increases the likelihood that either or both Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantors that Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into the Loan Documents and to extend credit to Borrowers, each Guarantor represents and warrants to Lender as follows:

     Section 3.1 BENEFIT. Each Guarantor is an Affiliate of each of the Borrowers, is the owner of a direct or indirect interest in each of the Borrowers and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

     Section 3.2 FAMILIARITY AND RELIANCE. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrowers and is familiar with the value of any and all collateral intended to be created as security for the payment of the Notes or Guaranteed Obligations; however, neither Guarantor is relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

     Section 3.3 NO REPRESENTATION BY LENDER. Neither Lender nor any other party has made any representation, warranty or statement to either or both Guarantors in order to induce either or both Guarantors to execute this Guaranty.

     Section 3.4 GUARANTOR'S FINANCIAL CONDITION. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and will be solvent, (b) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

     Section 3.5 LEGALITY. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against each Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

     Section 3.6 SURVIVAL. All representations and warranties made by each Guarantor herein shall survive the execution hereof.

                                    ARTICLE 4
                      SUBORDINATION OF CERTAIN INDEBTEDNESS

     Section 4.1 SUBORDINATION OF ALL GUARANTOR CLAIMS. As used herein, the term "GUARANTOR CLAIMS" shall mean all debts and liabilities of any or all of the Borrower to either or both Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of any or all of the Borrowers thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by either or both Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of either or both Guarantors against any or all of the Borrowers (arising as a result of subrogation or otherwise) as a result of either or both Guarantors' payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, neither Guarantor shall receive or collect, directly or indirectly, from any Borrower or any other Person any amount upon the Guarantor Claims.

     Section 4.2 CLAIMS IN BANKRUPTCY. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor's relief or other insolvency proceeding involving either or both Guarantors as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to either or both Guarantors and which, as among any or all of the Borrowers and either or both Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Obligations and the Guaranteed Obligations, such Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

     Section 4.3 PAYMENTS HELD IN TRUST. Notwithstanding anything to the contrary contained in this Guaranty, in the event that either or both Guarantors should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, each Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and each Guarantor covenants promptly to pay the same to Lender.

     Section 4.3 LIENS SUBORDINATE. Guarantors agree that any liens, security interests, judgment liens, charges or other encumbrances upon any Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon any Borrower's assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of either or both Guarantors or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, neither Guarantor shall (i) exercise or enforce any creditor's rights it may have against any Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of any Borrower held by such Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrowers granting liens or security interests in any of its assets to any Person other than Lender.

                                    ARTICLE 5
                              INTENIONALLY OMITTED

                                    ARTICLE 6
                                  MISCELLANEOUS

     Section 6.1 WAIVER. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     Section 6.2 NOTICES. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this SECTION 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:        UBS Warburg Real Estate Investments Inc.
                     1285 Avenue of the Americas
                     11th Floor
                     New York, New York 10019
                     Attention:  Andrew B. Cohen
                     Fax No.  (212) 713-4631

with a copy to:      Brown Raysman Millstein Felder & Steiner LLP
                     900 Third Avenue
                     New York, New York 10022
                     Attention:  Jeffrey B. Steiner, Esq.
                     Fax No.  (212) 895-2900

and with a copy to:  Wachovia Bank, National Association
                     8739 Research Drive, URP4
                     Charlotte, North Carolina  28288-1075
                     Attn:  David Tucker
                     Fax No.: (704) 593-7735

If to Guarantors:    c/o Horizon Group Properties, Inc.
                     77 West Wacker Drive
                     Suite 4200
                     Chicago, Illinois 60601
                     Attention:  Mr. David Tinkham
                     Fax No.: (231) 798-5100

And with a copy to:  c/o Horizon Group Properties Inc.

                     5000 Hakes Drive
                     Muskegon, MI 49441
                     Attention:  Ms. Terri Springstead
                     Fax No.: (231) 798 5100

And with a copy to:  Schiff Hardin & Waite
                     7300 Sears Tower
                     Chicago, Illinois 60606
                     Attention: David A. Grossberg, Esq.
                     Fax No.: (312) 258-5700

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days' written notice of such change to the other parties in accordance with the provisions of this SECTION 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer.

     Section 6.3 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY GUARANTORS AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELEATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER LOAN

DOCUMENTS, AND THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR EITHER OR BOTH GUARANTORS ARISING OUT OF OR RELATING TO THIS GUARANTY MAY, AT LENDER'S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT

                   SCHIFF HARDIN & WAITE
                   150 EAST 52ND STREET
                   SUITE 2700
                   NEW YORK, NY 10022
                   ATTENTION:  DAVID GROSSBERG, ESQ. (CHICAGO OFFICE)

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO IT IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL BE THE SAME AGENT DESIGNATED BY BORROWER UNDER THE LOAN AGREEMENT) PROVIDED TEHRE SHALL ALWAYS BE THE SAME AUTHORIZED AGENT FOR BOTH GUARANTORS, AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR PROVIDED THERE SHALL ALWAYS BE THE SAME AUTHORIZED AGENT FOR BOTH GUARANTORS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS

OR OTHERWISE PROCEED AGAINST EITHER OR BOTH GUARANTORS IN ANY OTHER
JURISDICTION.

     Section 6.4 INVALID PROVISIONS. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

     Section 6.5 AMENDMENTS. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

     Section 6.6 PARTIES BOUND; ASSIGNMENT. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. Guarantor shall not have the right to assign or transfer its rights or obligations under this Assignment without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.

     Section 6.7 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

     Section 6.8 RECITALS. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered PRIMA FACIE evidence of the facts and documents referred to therein.

     Section 6.9 COUNTERPARTS. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

     Section 6.10 RIGHTS AND REMEDIES. If either or both Guarantors become liable for any indebtedness owing by Borrowers to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against

Guarantors. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     Section 6.11 ENTIRETY. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS AND LENDER WITH RESPECT TO EACH GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN EITHER OR BOTH GUARANTORS AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN EITHER OR BOTH GUARANTORS AND LENDER.

     Section 6.12 WAIVER OF RIGHT TO TRIAL BY JURY. EACH GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTES, THE MORTGAGES, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH GUARANTOR.

     Section 6.13 COOPERATION. Each Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, any or all of the Notes and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, any or all of the Notes and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as "SECONDARY MARKET TRANSACTION"). Guarantors shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any of the Rating Agencies involved in any Secondary Market Transaction. Guarantors shall provide such reasonable information and documents relating to Guarantors, Borrowers, the Properties and any tenants of the Properties as Lender may reasonably request in connection with such Secondary Market Transaction.

In addition, Guarantors shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantors to Lender, including any and all financial statements provided to Lender pursuant to SECTION 5.2 hereof, may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors and potential investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantors in the form as provided by Guarantors. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

     Section 6.14 REINSTATEMENT IN CERTAIN CIRCUMSTANCES. If at any time any payment of the principal of or interest under any or all of the Notes or any other amount payable by any or all of Borrowers under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the any or all of the Borrowers or otherwise, Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     Section 6.15 GENDER; NUMBER; GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein", (d) the word "Lender" shall mean "Lender and any subsequent holder of any or all of the Notes", (e) the word "Note" or "Notes" shall mean "the Note (or Notes) and any other evidence of indebtedness secured by the Loan Agreement", (f) the word "Property" or "Properties" shall include any portion of any Individual Property or the Properties and any interest therein, and (g) the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder.

     Section 6.16 JOINT AND SEVERAL. If there is more than one Guarantor, the obligations of each such Guarantor shall be joint and several.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                               HORIZON GROUP PROPERTIES, INC.,
                               a Maryland corporation

                               By:
                                  -------------------------------------------
                                  Name:
                                  Title:


                               HORIZON GROUP PROPERTIES, L.P.,
                               a Delaware limited partnership


                               By: Horizon Group Properties, Inc., a Maryland
                                    corporation, its General Partner


                                   By:
                                      ---------------------------------------
                                   Name:
                                   Title: